CAPITAL CITY BANK GROUP, INC.
                      AMENDED AND RESTATED
                  DIRECTOR STOCK PURCHASE PLAN

1. Purpose. The purpose of the Amended and Restated 1996 Director Stock Purchase Plan (the "Plan") is to provide certain members of the Board of Directors (the "Eligible Directors") of Capital City Bank Group, Inc. (the "Company") and its Subsidiaries with the ability to apply all or a portion of their annual retainer and monthly fees received from serving as directors to the purchase of shares of Common Stock at a ten percent (10%) discount from fair market value. A further purpose of the Plan is to advance the interests of the Company and its stockholders by encouraging increased Common Stock ownership by the Eligible Directors, thereby promoting long-term shareholder value by strengthening their commitment to the welfare of the Company and promoting an identity of interest between stockholders and Eligible Directors.

2.       Definitions.    The  following  definitions   shall   be
applicable throughout the Plan.

     (a) "Board" shall mean the Board of Directors of the Company.

     (b) "Common Stock" shall mean the Common Stock of the Company, one penny ($0.01) par value per share.

     (c)         "Company"  shall  mean  Capital  City  Bank
     Group, Inc., a Florida corporation.

     (d) "Director Fees" shall mean annual retainers, monthly fees or committee meeting fees for serving as directors of the Company or its Subsidiaries.

     (e) "Eligible Directors" shall mean members of the Board of Directors of the Company (including community and advisory directors) and its Subsidiaries who receive
     Director Fees.

     (f)         "Option  A  Eligibility  Date"  shall  mean
     January 1 of each year, commencing January 1, 2000.

     (g) "Option A Fair Market Value" shall mean the average of (i) the high and low prices of the shares of Common Stock on the principal national securities exchange on which the Common Stock is traded for the ten (10) trading days immediately preceding each Eligibility Date, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale prices of the shares of Common Stock on the Nasdaq National Market for the ten (10) trading days immediately preceding the Eligibility Date, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid prices last quoted by an established quotation service for over-the-counter securities for the ten (10) trading days immediately preceding the Eligibility Date, if the Common Stock is not reported on the Nasdaq National Market. In the event there is no trading in the shares of Common Stock, "Option A Fair Market Value" shall be deemed to be the fair value of the Common Stock as determined by the Board after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     (h) "Option A Purchase Period" shall mean the fifteen day period beginning with the Option A Eligibility Date each year in which an Eligible Director may make an election indicating the dollar amount of his or her annual retainer and fees received from serving as a director in the preceding year which he or she would like to be applied to the purchase of shares of Common Stock; provided, however, that if the Option A Purchase Period shall end on a Saturday, Sunday or legal holiday, the Option A Purchase Period shall extend to 5:00 p.m. of the next business day.

     (i)         "Option  B  Eligibility  Date"  shall  mean
     December  1 of each year, commencing December 1,  2000;
     provided,   however,  for  year  2000  the   Option   B
     Eligibility Date shall be January 1, 2000.

     (j)         "Option  B  Fair Market Value"  shall  mean

     (i)  the  closing  price of the  Common  Stock  on  the
     principal national securities exchange on which the Common Stock is traded, if the common stock is then traded on a national securities exchange; or (ii) the closing price of the shares of Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price last quoted by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. In the event that there is no trading in the shares of Common Stock, "Option B Fair Market Value" shall be deemed to be the fair value of the Common
     Stock as determined by the Board after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     (k) "Option B Purchase Period" shall mean the thirty-one day period beginning with the Option B Eligibility Date each year in which an Eligible Director may make an election indicating the percentage of his or her annual retainer and fees to be received from serving as a director in the upcoming year which he or she would like to be applied to the purchase of shares of Common Stock; provided, however, that for year 2000 the Option B Purchase Period shall mean at any time on or before September 30, 2000; and provided further that, if the Option B Purchase Period shall end on a Saturday, Sunday or legal holiday, the Option B Purchase Period shall extend to 5:00 p.m. of the next business day.

     (l)        "Plan"  shall mean the Amended and  Restated
     1996  Director Stock Purchase Plan of Capital City Bank
     Group, Inc.

     (m) "Stock" shall mean the Common Stock or such other authorized shares of stock of the Company as the Board may from time to time authorize for use under the Plan.

     (n) "Subsidiary" shall mean any corporation which is a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended.

3. Effective Date and Duration. The Plan and any amendments hereto shall become effective on the date of approval by the Board (except that the amendments adopted by the Board on February 24, 2000 shall be effective as of January 1, 2000) (the "Effective Date"), and shall terminate upon adoption of a resolution of the Board terminating the Plan.

4. Administration. The Board shall administer the Plan. The Board shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Board's interpretation of the Plan and all decisions and determinations by the Board with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

5.     Common Stock Subject to the Plan.

     (a) The aggregate number of shares of Common Stock which shall be made available for sale under the Plan shall not exceed one hundred fifty thousand (150,000) (consisting of the 50,000 shares included upon commencement of the Plan in 1996, as adjusted for subsequent stock splits). However, the aggregate number of shares of Common Stock available under the Plan shall be subject to appropriate adjustment in the case of any extraordinary dividend or other distribution, recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, or other similar corporate transaction or event affecting the Common Stock.

     (b) Common Stock to be issued to an Eligible Director under the Plan will be registered in the record or beneficial name of the Eligible Director or in the record or beneficial name of the Eligible Director and his or her spouse.

6. Eligibility. Each person who is an Eligible Director on any Option A Eligibility Date or any Option B Eligibility Date shall be eligible to participate in the Plan.

7.  Option A Purchase of Common Stock Pursuant to the Plan.

     (a) Manner of Election. At any time during the Option A Purchase Period an Eligible Director may elect to have all or a portion of his or her Director Fees earned in the preceding calendar year applied to the purchase of shares of Common Stock. Election must be made by written notice to the Chief Financial Officer of the Company or such other person as designated from time to time by the Board and must be accompanied by a check payable to the order of the Company in the amount of such election.

     (b)      Purchase Price.  The purchase price per  share
     of  Common  Stock purchased under Option A pursuant  to
     this  Item 7 of the Plan shall be ninety percent  (90%)
     of Option A Fair Market Value.

     (c) When Stock Shall Be Issued to Eligible Directors. As soon as practicable after each Option A Purchase Period, shares of Common Stock purchased under the Plan shall be issued to the purchasing Eligible Director.

7.     Option B Purchase of Common Stock Pursuant to the Plan.

     (a) Manner of Election. At any time during the Option B Purchase Period an Eligible Director may elect to have all, one-half or none of his or her Director Fees to be earned in the upcoming calendar year applied to the purchase of shares of Common Stock. Election must be made by written notice to the Chief Financial Officer of the Company or such other person as designated from time to time by the Board.

     (b) Purchase Price. The purchase price per share of Common Stock purchased under Option B pursuant to this
     Item 8 of the Plan shall be ninety percent (90%) of the Option B Fair Market Value as determined on the last stock trading day of the month in which each Board or committee meeting occurred.

     (c) When Stock Shall Be Issued to Eligible Directors. Shares purchased under Option B pursuant to this Item 8 of the Plan shall be issued to the purchasing Eligible Director at such intervals as determined by the Board from time to time.

8.     General.

     (a) Additional Provisions. The purchase of any shares of Common Stock under the Plan may also be subject to such other provisions (whether or not applicable to purchases made by any other Director) as the Board determines appropriate including, without limitation, provisions to comply with Federal and state securities laws and Federal and state income tax withholding requirements.

     (b) Government and Other Regulations. The obligations of the Company shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be required.

     (c) Tax Withholding. Notwithstanding any other provision of the Plan, a Director receiving Common Stock purchased under the Plan may be required to pay to the Company or a Subsidiary, as appropriate, prior to delivery of such Common Stock, the amount of any such taxes which the Company or Subsidiary is required to withhold, if any, with respect to such Common Stock. Subject in particular cases to the disapproval of the Board, the Company may accept shares of Common Stock of equivalent Option A Fair Market Value or Option B Fair Market Value in payment of such withholding tax obligations if the Director elects to make payment in such manner at the time of election.

     (b) Employment Director Rights. Neither this Plan nor any action taken hereunder shall be construed as giving any Eligible Director any right to be retained in the employ or as a director of the Company or a Subsidiary.

     (c) No Liability of Board Members. No member of the Board shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Board nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Board and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     (d) Governing Law. The Plan will be administered in accordance with Federal laws, or in the absence thereof, the laws of the State of Florida.

     (e)        Nontransferability. A  person's  rights  and
     interest  under  the  Plan may not be  sold,  assigned,
     donated  or  transferred  or  otherwise  disposed   of,
     mortgaged, pledged or encumbered.

     (f) Reliance on Reports. Each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report of the type contemplated by Florida Statute 607.0830(2) as currently in effect and upon any other information furnished in connection with the Plan by any person or persons other than himself.

     (g)       Expenses.  The expenses of administering  the
     Plan   shall   be   borne  by  the  Company   and   its
     Subsidiaries.

     (h) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

     (i) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

9. Nonexclusivity of the Plan. The adoption of this Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, and such arrangements may be either applicable generally or only in specific cases.

10. Amendments and Termination. The Board may at any time terminate the Plan. The Board may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part.

               *                     *                   *
As  adopted by the Board of Directors of Capital City Bank Group,
Inc. as of
February 23, 1996 and as amended
as of December 20, 1996 and as of
February 24, 2000 (which latter amendment is effective retroactive to January 1, 2000).